UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 1, 2015, ZaZa Energy Corporation (the “Company” or “ZaZa Energy” ) issued a press release announcing the Company’s estimated total proved reserves at July 1, 2015 (the “Reserves Release”).

The Reserves Release contains certain non-GAAP financial information.  The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the Reserves Release.  A copy of the Reserves Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

The Reserves Release announced that the Company’s proved reserves increased by 487%, reaching 5.9 million barrels of oil equivalent (“MMBOE”) at July 1, 2015, up from 1.0 MMBOE at December 31, 2014.  60% of the Company’s proved reserves at July 1, 2015 were liquids-weighted, and 83% of the Company’s proved reserves were classified as proved undeveloped at July 1, 2015.  Proved developed reserves increased to 1.0 MMBOE at July 1, 2015, up 46% from 0.7 MMBOE at December 31, 2014.  The pre-tax present value of the future net revenues (“PV10”) of the Company’s proved reserves at July 1, 2015 was $48.8 million as compared to $14.5 million at December 31, 2014.

Non-GAAP Disclosure

In an effort to provide investors with additional information to compare the relative size and value of the Company’s reserves as compared to other companies, we disclose certain non-GAAP financial measures in our earnings press releases and other public disclosures.  Pre-tax PV10 value is a non-GAAP financial measure as defined by the SEC.  The Company believes that the presentation of pre-tax PV10 value is relevant and useful to the Company’s investors because it presents the discounted future net cash flows attributable to the Company’s reserves prior to taking into account corporate future income taxes and the Company’s current tax structure.  The Company further believes investors and creditors use pre-tax PV10 value as a basis for comparison of the relative size and value of the Company’s reserves as compared with other companies.

The Standardized Measure is discounted future net cash flows estimated by applying year-end prices to the estimated future production of year-end proved reserves.  Future cash inflows are reduced by estimated future production and development costs based on period end costs to determine pre-tax cash inflows.  Future income taxes, if applicable, are computed by applying the statutory tax rate to the excess of pre-tax cash inflows over our tax basis in the oil and gas properties.  Future net cash inflows after income taxes are discounted using a 10% annual discount rate. PV10 may differ from Standardized Measure because it does not include the effects of income taxes on future net revenues. The effects of income taxes on future net revenue are estimated to be zero for all periods presented, and there is no estimated difference between Standardized Measure and PV10.

The report of Cawley, Gillespie & Associates, Inc., dated June 30, 2015, with respect to the Company’s proved reserves as of July 1, 2015 is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Press Release of ZaZa Energy Corporation, dated July 1, 2015
99.2	Report of Cawley, Gillespie & Associates, Inc. dated June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Press Release of ZaZa Energy Corporation, dated July 1, 2015
99.2	Report of Cawley, Gillespie & Associates, Inc. dated June 30, 2015